Exhibit 99.2

KV Pharmaceutical

One Corporate Woods Drive

Bridgeton, MO 63044

FOR IMMEDIATE RELEASE

K-V Pharmaceutical Sets Record Date for Stockholder Action by Written Consent

St. Louis, MO—June 8, 2010—K-V Pharmaceutical Company (NYSE: KVa/KVb) today announced that on June 4, 2010, the Company received a written notice (the “Notice”) executed by the Marc S. Hermelin Revocable Trust DTD 7/23/99, a stockholder of the Company, requesting that the Board of Directors of the Company (the “Board”) fix a record date for stockholder action by written consent relating to the adoption of certain amendments to the Company’s By-Laws (the “Proposed Amendments”). A copy of the Notice, which includes as an exhibit the proposed action by written consent of stockholders and the Proposed Amendments, is attached as Exhibit 99.1 to the Current Report on Form 8-K the Company filed today with the U.S. Securities and Exchange Commission (the “SEC”). A copy of the Company’s current By-Laws, amended as of December 29, 2009, is attached as Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on January 4, 2010. The Current Reports on Form 8-K are available on the Company’s Web site at www.kvpharmaceutical.com and on the SEC’s Web site at www.sec.gov.

The Company’s current By-Laws provide that the Board shall fix a record date for stockholder action by written consent upon request by any stockholder of record to do so. Pursuant to the Company’s current By-Laws, and in response to the Notice, on June 7, 2010, the Board set a record date of the close of business on June 10, 2010 to determine the Company’s stockholders eligible to consent in writing to the adoption of the Proposed Amendments.

The Company’s current By-Laws provide that the By-Laws may be amended by the stockholders. The Board has not approved the Proposed Amendments and is not seeking stockholder action with respect to the Proposed Amendments.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded prescription pharmaceutical products. The company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Web site at http://www.kvpharmaceutical.com/.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning the Company’s operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company’s strategy for growth, product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenue, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

1.	the ability to continue as a going concern;

2.	difficulties and uncertainties with respect to obtaining additional capital, as more fully described in Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the first quarter of the fiscal year ended March 31, 2010) (the “Form10-Q”);

3.	the consent decree between the Company and the U.S. Food and Drug Administration (the “FDA”) and the Company’s suspension of the production and shipment of all of the products that the Company manufactures and the related nationwide recall affecting all of the products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Background—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-Q;

4.	the possibility of further reducing the Company’s operations, including further reductions of its employee base, and significantly curtailing some or all of its efforts to meet the consent decree’s requirements and return its approved products to market in order to maintain and attempt to increase its limited cash and financial resources, and related costs and accounting charges from taking such actions;

5.	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations in connection therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20—“Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

6.	changes in the current and future business environment, including interest rates and capital and consumer spending;

7.	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

8.	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;

9.	acceptance of and demand for the Company’s new pharmaceutical products;

10.	the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs;

11.	new product development and launch, including the possibility that any product launch may be delayed;

12.	reliance on key strategic alliances;

13.	the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;

14.	the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations;

15.	fluctuations in revenues;

16.	the difficulty of predicting international regulatory approvals, including timing;

17.	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

18.	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;

19.	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to the Company’s intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries, including without limitation the litigation and claims referred to in Note 18—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

20.	the possibility that the Company’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

21.	whether any product recalls or product introductions result in litigation, agency action or material damages;

22.	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

23.	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

24.	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, all as more fully described in Note 18—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

25.	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

26.	the informal inquiry initiated by the SEC and any related or additional governmental investigative or enforcement proceedings as more fully described in Note 18—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

27.

the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under Title 42 of the U.S. Code as more fully described in Note 18—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

28.	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;

29.	the ability to sell or license certain assets, and the terms of such transactions;

30.	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness; and

31.	The risks detailed from time to time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A—“Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and Part II, Item 1A—“Risk Factors” in the Form 10-Q, as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.